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EXHIBIT 23

March 29, 2000

The Directors
Creative Master International, Inc.
8/F., Casey Industrial Building
18 Bedford Road
Taikoktsui
Kowloon
Hong Kong

Dear Sirs,

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Reg. No. 333-87929) of our report dated February 14, 2000 (except with respect to the matter discussed in Note 26 as to which the date is February 18, 2000) included herein.

Very truly yours,

/s/ Arthur Andersen & Co.

Arthur Andersen & Co.
Certified Public Accountants
Hong Kong